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                                                                    Exhibit 23.1

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
To:        The Board of Directors
           TransCanada Corporation
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We consent to the use in this Post-effective Amendment No. 1 to the registration statement on Form F-3 of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG LLP

Calgary, Canada
June 19, 2003